EXHIBIT 99.1

WINWELL RESOURCES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003

WINWELL RESOURCES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
C O N T E N T S

Independent Auditors’ Report
To the Stockholders
Winwell Resources, Inc.
Shreveport, Louisiana
We have audited the accompanying consolidated balance sheets of Winwell Resources, Inc. (the “Company”) as of June 30, 2005, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Winwell Resources, Inc. as of June 30, 2005, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Houston, Texas
February 9, 2006

WINWELL RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,
	2005	2004	2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$24,211,099	$12,318,918	$11,257,031
Trade receivables	12,330,516	9,106,017	7,303,022
Refundable income taxes	—	1,190,956	—
Prepaid expenses and other current assets	57,252	53,611	46,088

TOTAL CURRENT ASSETS	36,598,867	22,669,502	18,606,141

PROPERTY AND EQUIPMENT
Oil and gas properties, full cost method	85,081,613	67,854,643	53,085,524
Furniture, fixtures and equipment	336,432	332,624	290,392

	85,418,045	68,187,267	53,375,916
Less: accumulated depreciation, depletion and amortization	(43,315,417)	(34,685,295)	(26,975,996)

NET PROPERTY AND EQUIPMENT	42,102,628	33,501,972	26,399,920

OTHER ASSETS	184,354	185,494	63,913

TOTAL ASSETS	$78,885,849	$56,356,968	$45,069,974

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$19,995,353	$8,749,236	$7,144,174
Current portion of incentive compensation liability	3,509,030	2,765,776	1,055,803
Income taxes payable	219,233	—	195,304

TOTAL CURRENT LIABILITIES	23,723,616	11,515,012	8,395,281

LONG TERM LIABILITIES
Asset retirement obligations	1,129,513	1,021,475	894,440
Incentive compensation liability, less current portion	3,760,944	1,305,838	1,397,703
Deferred tax liability	7,108,711	5,953,410	3,744,526

TOTAL LONG TERM LIABILITIES	11,999,168	8,280,723	6,036,669

TOTAL LIABILITIES	35,722,784	19,795,735	14,431,950

COMMITMENTS AND CONTINGENCIES	—	—	—

STOCKHOLDERS’ EQUITY
Common stock	5,705,310	5,233,488	5,223,778
Retained earnings	37,457,755	31,327,745	25,584,900

	43,163,065	36,561,233	30,808,678
Less: Treasury stock, at cost	—	—	(170,654)

TOTAL STOCKHOLDERS’ EQUITY	43,163,065	36,561,233	30,638,024

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,885,849	$56,356,968	$45,069,974

See accompanying notes to consolidated financial statements.

WINWELL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended June 30,
	2005	2004	2003
REVENUES
Oil, gas and plant sales	$33,224,360	$25,512,405	$20,676,063
Well overhead income	660,264	518,884	469,719
Other	9,541	9,080	10,461

TOTAL REVENUES	33,894,165	26,040,369	21,156,243

EXPENSES
Leasehold operating costs	5,736,584	4,599,642	4,008,392
Production taxes	1,208,986	887,697	673,171
Depreciation, depletion and amortization	8,671,084	7,709,297	5,558,719
Accretion of asset retirement obligation	51,238	46,480	47,676
General and administrative costs	7,485,170	4,755,917	3,455,099

TOTAL OPERATING EXPENSES	23,153,062	17,999,033	13,743,057

INCOME FROM OPERATIONS	10,741,103	8,041,336	7,413,186

OTHER INCOME (EXPENSE)
Interest income	241,398	71,853	93,790
Interest expense	(7,682)	(1,709)	(6,619)
Management fees	10,140	10,140	49,730
Other, net	253,306	29,210	13,419

TOTAL OTHER INCOME (EXPENSE)	497,162	109,494	150,320

INCOME BEFORE INCOME TAXES	11,238,265	8,150,830	7,563,506

INCOME TAX EXPENSE	3,287,415	2,407,985	1,907,987

NET INCOME	$7,950,850	$5,742,845	$5,655,519

See accompanying notes to consolidated financial statements.

WINWELL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED JUNE 30, 2005, 2004 AND 2003

					Total
	Common Stock		Treasury	Retained	Stockholders’
	Shares	Amount	Stock	Earnings	Equity

Balance, July 1, 2002	363,142	$4,706,696	$(650,000)	$19,929,381	$23,986,077

Net income	—	—	—	5,655,519	5,655,519

Issuance of treasury stock for assets	—	411,242	326,796	—	738,038

Issuance of treasury stock as compensation	—	105,840	152,550	—	258,390

Balance, June 30, 2003	363,142	5,223,778	(170,654)	25,584,900	30,638,024

Net income	—	—	—	5,742,845	5,742,845

Proceeds from sale of common stock	1,026	32,806	—	—	32,806

Proceeds from sale of treasury stock	—	(29,463)	168,587	—	139,124

Issuance of treasury stock as compensation	—	6,367	2,067	—	8,434

Balance, June 30, 2004	364,168	5,233,488	—	31,327,745	36,561,233

Net income	—	—	—	7,950,850	7,950,850

Proceeds from sale of common stock	8,200	471,822	—	—	471,822

Dividends paid	—	—	—	(1,820,840)	(1,820,840)

Balance, June 30, 2005	372,368	$5,705,310	$—	$37,457,755	$43,163,065

See accompanying notes to consolidated financial statements.

WINWELL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,950,850	$5,742,845	$5,655,519
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,155,301	2,208,884	803,348
Accretion of asset retirement obligations	51,238	46,480	47,676
Depreciation, depletion and amortization	8,671,084	7,709,297	5,558,719
Stock-based compensation	—	8,434	258,390
Changes in operating assets and liabilities:
Trade receivables	(3,224,499)	(1,802,995)	(2,692,788)
Prepaid expenses and other current assets	1,188,455	(1,515,364)	(24,650)
Accounts payable and accrued liabilities	11,465,350	1,605,062	3,329,590
Incentive compensation liability	3,198,360	1,618,108	1,585,297

NET CASH PROVIDED BY OPERATING ACTIVITIES	30,456,139	15,620,751	14,521,101

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(17,741,056)	(14,739,218)	(10,218,301)
Proceeds from sale of property and equipment	526,116	8,424	946,957

NET CASH USED IN INVESTING ACTIVITIES	(17,214,940)	(14,730,794)	(9,271,344)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(1,820,840)	—	—
Proceeds from sale of common stock	471,822	32,806	—
Proceeds from sale of treasury stock	—	139,124	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,349,018)	171,930	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	11,892,181	1,061,887	5,249,757

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	12,318,918	11,257,031	6,007,274

CASH AND CASH EQUIVALENTS — END OF YEAR	$24,211,099	$12,318,918	$11,257,031

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes	$990,806	$441,638	$909,335

Cash paid for interest expense	$7,682	$1,709	$6,619

See accompanying notes to consolidated financial statements.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE A — NATURE OF OPERATIONS
Winwell Resources, Inc. (“WRI”) was incorporated is the state of Louisiana in 1994. At that time, various partnerships were dissolved, and substantially all of the assets were contributed to WRI, along with other assets from other entities and individuals. Stockholders in WSF, Inc. (“WSF”) were given the option of selling their WSF ownership to WRI for cash or exchanging their WSF ownership for WRI common stock. Thereafter, WSF became a wholly-owned subsidiary of WRI.
WRI is an independent oil and gas exploration and production company with operations in Arkansas, Louisiana, Texas, Michigan, Mississippi and the Gulf of Mexico. WSF operates oil and gas wells located primarily in Louisiana on behalf of WRI and third-party interest owners.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation: The consolidated financial statements include the accounts of WRI and WSF. All significant transactions between these companies have been eliminated. Unless separately referred to, WRI and WSF are collectively referred to as the “Company”.
Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include oil and gas reserve quantities which form the basis for the calculation of amortization and impairment of natural gas and crude oil properties. Reserve estimates are inherently imprecise and estimates of more recent reserve discoveries are more imprecise than those for properties with long production histories. Actual results could differ from these estimates.
Revenue Recognition: The Company recognizes oil, gas and plant sales upon delivery to the purchaser. Under the sales method, the Company and other joint owners may sell more or less than their entitled share of the natural gas volume produced. Should the Company’s excess sales of natural gas exceed its share of estimated remaining recoverable reserves, a liability would be recorded by the Company and revenue would be deferred. As of June 30, 2005, 2004 and 2003, the Company has not recorded a gas imbalance liability.
Cash and Cash Equivalents: The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.
Trade Receivables: The Company uses the allowance method to account for uncollectible trade receivables. The Company establishes an allowance for doubtful accounts based on factors surrounding credit risk of debtors, historical factors and other related information. The Company did not record a bad debt expense during the years ended June 30, 2005, 2004 and 2003, and there was no allowance for doubtful accounts at June 30, 2005, 2004 and 2003.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Natural Gas and Crude Oil Properties: The Company accounts for its natural gas and oil producing activities using the full cost method of accounting. Under this method of accounting, all costs incurred in the acquisition, exploration, and development of oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. These costs, and estimated future development activities, are capitalized in a single cost center and are amortized on an equivalent unit-of-production basis using total estimated proved oil and gas reserves. The cost of unevaluated properties is excluded from the full-cost amortization computation until it is determined whether or not proved reserves can be assigned to the properties or impairment has occurred. Sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded unless the ratio of cost to proved reserves would significantly change.
The net capitalized costs of proved oil and gas properties are subject to a full cost ceiling limitation in which the costs are not allowed to exceed their related estimated future net revenues discounted at 10%, net of tax considerations.
Property and Equipment Other Than Natural Gas and Crude Oil Properties: Property and equipment are stated at cost. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts, and any gain or loss thereon is reflected in operations. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to fourteen years. The Company periodically evaluates the recoverability of the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. To date, the Company has not recorded an impairment charge.
Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.
The Company maintains its cash and cash equivalents in bank deposits with a financial institution. These accounts exceed federally insured limits. Deposits in the United States are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company monitors the financial condition of the financial institution and has not experienced any losses on such accounts.
The Company generally receives it oil and gas sales revenue from a limited number of oil and gas companies, generally on a monthly basis. Revenues are typically received within one or two months of the underlying month of production. At any given point, the Company is owed substantial amounts from these companies, generally as unsecured trade receivables. For the year ended June 30, 2005, 60% of the Company’s revenues were generated from three unrelated purchasers. For the year ended June 30, 2004, 61% of the Company’s revenues were generated from three unrelated purchasers. For the year ended June 30, 2003, 56% of the Company’s revenues were generated from three unrelated purchasers.
The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Income Taxes: The Company accounts for income taxes using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Asset Retirement Obligations: The Company accounts for asset retirement obligations in accordance with Statement of Financial Accounting Standards No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (“SFAS 143”). SFAS 143 requires that a liability be recorded for retirement and removal costs of long-lived assets used in the business. This liability is recorded at its estimated fair value, with a corresponding increase to oil and gas properties. This increase in oil and gas properties is then amortized over the remaining useful life of the property to which the liability relates.
Fair Value of Financial Instruments: The Company’s financial instruments consist of cash and cash equivalents, trade receivables and accounts payable. The fair value of each of these financial instruments is estimated to approximate the carrying value due to the liquid nature of these instruments.
Stock-Based Compensation: The Company accounts for its stock-based compensation using Accounting Principle Board Opinion No. 25 (“APB No. 25”). No compensation cost has been recognized for its stock option plans because the option prices were not below the fair market value of the stock at the date of grant. SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (“SFAS 123”) encourages, but does not require, companies to record compensation expense on stock-based compensation plans based on fair value. Had compensation expense for the options granted been recorded based on the fair value at the grant date for the options, consistent with the provisions of SFAS 123, the Company’s net income for the years ended June 30, 2005, 2004, and 2003 would have been decreased to the pro forma amounts indicated below.

	Year Ended June 30,
	2005	2004	2003

Net income as reported	$7,950,850	$5,742,845	$5,655,519

Less: Stock-based employee compensation expense determined under fair value method for all awards, net of tax-related effects	(73,860)	(73,860)	(98,750)

Pro forma net income	$7,876,990	$5,668,985	$5,556,769

The following assumptions were applied in determining the pro forma compensation costs:

	2005	2004	2003
Stock price volatility	79.3%	61.3%	56.1%
Risk free rate of return	4.2%	4.5%	4.0%
Expected term (years)	10	10	10
Dividends per share	—	—	—

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE C — PROPERTY AND EQUIPMENT
Oil and gas properties are comprised of the following:

	June 30,
	2005	2004	2003

Evaluated (subject to depletion)	$80,513,386	$65,120,210	$49,324,460
Unevaluated (not subject to depletion)	4,568,227	2,734,433	3,761,064

Gross natural gas and crude oil properties	85,081,613	67,854,643	53,085,524

Less: accumulated depreciation, depletion and amortization	(43,084,921)	(34,458,569)	(26,789,136)

Net natural gas and crude oil properties	$41,996,692	$33,396,074	$26,296,388

Furniture, fixtures and equipment are comprised of the following:

	Estimated
	Useful	June 30,
	Lives	2005	2004	2003

Automobiles	5 years	$77,402	$82,712	$82,712
Furniture and fixtures	7-14 years	183,360	175,819	134,466
Software	3 years	75,670	74,093	73,214

		336,432	332,624	290,392

Less: accumulated depreciation		(230,496)	(226,726)	(186,860)

		$105,936	$105,898	$103,532

NOTE D — LINE OF CREDIT
The Company has a $3,000,000 unsecured bank line of credit with a financial institution that expires on March 31, 2006. As of June 30, 2005, 2004 and 2003, no amounts were owed under this line of credit. Borrowings under the line of credit accrue interest at a variable equal to the Wall Street Journal index prime rate which was 6.25% on June 30, 2005.
Conditions imposed under this line of credit require the Company to meet, on an ongoing basis, minimum tangible net worth and working capital requirements as well as a maximum cash flow coverage ratio. Also under the line of credit, the Company is precluded from incurring debt other than debt which is specific in the agreement and the paying of dividends on its common stock without approval by the bank.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE E — ASSET RETIREMENT OBLIGATIONS
The Company adopted SFAS 143 effective July 1, 2002. SFAS 143 requires that the fair value of an asset retirement cost and corresponding liability, should be recorded, as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The Company has recorded the following activity related to the liability for the years ended June 30, 2005, 2004 and 2003:

Liability for asset retirement obligations as of July 1, 2002	$874,112

Additions	64,393
Obligations settled and divested	(91,741)
Accretion expense	47,676

Liability for asset retirement obligation as of June 30, 2003	894,440

Additions	84,543
Obligations settled and divested	(3,988)
Accretion expense	46,480

Liability for asset retirement obligation as of June 30, 2004	1,021,475

Additions	72,755
Obligations settled and divested	(15,955)
Accretion expense	51,238

Liability for asset retirement obligation as of June 30, 2005	$1,129,513

NOTE F — INCOME TAXES
Income tax expense for the indicated periods is comprised of the following:

	Year Ended June 30,
	2005	2004	2003

Current
Federal	$2,030,970	$198,569	$1,060,145
State	101,144	532	44,494

	2,132,114	199,101	1,104,639
Deferred
Federal	1,100,495	2,202,983	777,638
State	54,806	5,901	25,710

	1,155,301	2,208,884	803,348

INCOME TAX EXPENSE	$3,287,415	$2,407,985	$1,907,987

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE F — INCOME TAXES (Continued)
The actual income tax expense differs from the expected tax expense as computed by applying the U.S. Federal corporate income tax rate of 34% for each period as follows:

	Year Ended June 30,
	2005	2004	2003

Tax expense computed at 34%	$3,821,010	$2,771,282	$2,571,592
Percentage depletion	(645,053)	(376,935)	(432,445)
Section 29 credits	—	—	(285,626)
State income taxes	102,927	4,246	46,335
Non-deductible expenses	903	3,729	3,376
Other	7,628	5,663	4,755

INCOME TAX EXPENSE	$3,287,415	$2,407,985	$1,907,987

The components of the net deferred tax liability are as follows:

	June 30,
	2005	2004	2003

Deferred tax assets
Asset retirement obligations	$384,034	$347,302	$304,110
Incentive compensation	2,527,238	1,409,596	857,467
Other	9,390	8,970	9,305

	2,920,662	1,765,868	1,170,882

Deferred tax liabilities
Tax over book depreciation, depletion and amortization	10,029,373	7,719,278	4,915,408

NET DEFERRED TAX LIABILITY	$7,108,711	$5,953,410	$3,744,526

NOTE G — STOCKHOLDERS’ EQUITY
     Common Stock: The Company is authorized to issue 1,000,000 shares of common stock that has no par value. As of June 30, 2005, 2004, and 2003, the Company had 372,368, 364,168, and 363,142 shares of common shares outstanding, respectively.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE G — STOCKHOLDERS’ EQUITY (Continued)
As agreed to among the WRI stockholders, except in specified situations, no stockholder can transfer shares of common stock for a two-year period from the date of issuance of such common stock. Therefore, except in specified situations, provisions of WRI’s bylaws prevent a stockholder from selling or otherwise transferring WRI common stock without first making it available to be purchased by WRI or stockholders of WRI at the same price and terms as the stockholder could sell the stock to another party.
WRI has issued 5,000 shares of common stock to its chief executive officer (“CEO”) under it CEO Equity Plan. If the CEO’s employment is terminated for any reason, at the election of WRI or the CEO, WRI will repurchase the shares of common stock at fair market value as determined under the agreement.
Treasury Stock: On June 30, 2003, the Company owned 5,035 shares of treasury stock. As of June 30, 2004 and 2005, there were no shares of treasury stock held by the Company.
Stock Option Plan: The Company has a stock option plan for its key employees. The following table sets forth activity for options under the stock option plan in 2005, 2004 and 2003.

		Average
		Exercise
	Number of	Price per
	Shares	Share

Balance, July 1, 2002	10,000	$32.22

Granted	10,500	76.56
Forfeited or cancelled	—	N/A
Exercised	—	N/A

Balance, June 30, 2003	20,500	54.93

Granted	—	N/A
Forfeited or cancelled	—	N/A
Exercised	(6,000)	28.66

Balance, June 30, 2004	14,500	65.80

Granted	—	N/A
Forfeited or cancelled	—	N/A
Exercised	(8,200)	57.54

Balance, June 30, 2005	6,300	$76.56

As of June 30, 2005, none of the outstanding options was vested. On July 1, 2005, under the terms of the original stock option agreement, 2,100 of the outstanding options became vested. In September 2005, the Company amended the stock option agreement and fully vested the remaining 4,200 options that remained unvested. In October 2005, the remaining 6,300 outstanding option were exercised.
Share of common stock acquired through exercise of these options are subject to a minimum holding period as specified by the agreement, and are subject to being repurchased by WRI under terms similar to those described above.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE H — EMPLOYEES’ INCENTIVE COMPENSATION PLAN
The Company has adopted an incentive compensation plan for its employees. Under this plan, employees will be entitled to additional compensation, on a cash and deferred basis, if year-end shareholder value, as determined under the plan, exceeds threshold levels of net income from producing activities and net incremental oil and gas reserve value, as established by the plan. The deferred portion of this incentive compensation is in the form of “performance shares”. Employees are issued performance shares based upon the calculated value of the Company as of the date for which the shares are issued. Such performance shares will vest as to one-half of the shares during each of the fourth and fifth years following the plan year for which the shares were awarded. Performance shares will be redeemed by the Company in cash as they become vested, at the calculated share value as of the end of the plan year preceding redemption, which may be higher or lower than the value used to award such performance shares. Performance shares relate only to the calculation and payment of the deferred incentive compensation and do not result in the actual issuance of any Company common stock.
The cash portion of the incentive compensation expense is typically paid in December following the plan year, and the deferred portion of the incentive compensation expense is recorded pro-rata over the vesting period. The incentive compensation awarded for the plan years ending from June 30, 1998 through June 30, 2005 are shown in the table below.
The accompanying consolidated financial statements reflect liabilities attributable to performance shares of $7,269,974, $4,071,614 and $2,453,506, respectively, as of June 30, 2005, 2004, and 2003. General and administrative expense for the years ended June 30, 2005, 2004 and 2003 include $5,964,136, $3,283,019, and $1,642,356, respectively, in expense attributable to the redemption of performance shares.
NOTE I — RETIREMENT PLAN
The Company provides a defined 401(k) profit sharing plan (the “Plan”) which covers all eligible employees. The Plan allows participants to contribute amounts based upon stated percentages of their compensation. Participants are immediately vested in employee contributions. The Plan also allows, but does not require, the Company to make contributions to the Plan. Participants vest as to Company contributions at the rate of 20% each year after two years of service and are fully vested after seven years of services. During the years ended June 30, 2005, 2004 and 2003, the Company made contributions of approximately $225,700, $187,500, and $98,400, respectively, to the Plan.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE J — COMMITMENTS AND CONTINGENCIES
Lease Commitments: The Company leases it offices under a lease whose term expires in September 2006. Total rent expense for the Company under this lease for the years ended June 30, 2005, 2004, and 2003 was approximately $70,000, $59,300, and $53,300, respectively. The remaining obligation under this lease agreement is $17,220 at June 30, 2005.
Participation Commitments: In connection with its oil and gas operations, WRI periodically commits itself to participate in oil and gas activities conducted by other parties, including WSF. As of June 30, 2005, WRI had such commitments to participate in expenditures totally approximately $4,027,000.
Contingencies: From time to time, the Company is involved in litigation which arises in the normal course of its business. Management expects all such litigation to be resolved with no significant impact to the Company or its consolidated financial position. The accompanying consolidated financial statements contain no loss provision, reserves, or expense regarding any of the foregoing litigation, other than the ongoing cost of legal representation, which is included in general and administrative expenses on the income statement as such expenses are incurred.
NOTE K — RELATED PARTY TRANSACTIONS
WRI collects management fees from various related party entities in consideration of administration of oil and gas properties owned by the entities. During the ended June 30, 2005, 2004 and 2003, the Company earned $10,140, $10,140 and $49,730, respectively, in management fees from these related parties.
NOTE L — NON-CASH INVESTING AND FINANCING ACTIVITIES
The following non-cash transaction took place during the year ended June 30, 2005:
•	Asset retirement obligations estimated at $15,955 were settled on the sale of the associated oil and gas properties.

•	Asset retirement obligations estimated at $72,755 were recorded upon the development of oil and gas properties.
The following non-cash transaction took place during the year ended June 30, 2004:
•	Asset retirement obligations estimated at $3,988 were settled on the sale of the associated oil and gas properties.

•	Asset retirement obligations estimated at $84,543 were recorded upon the development of oil and gas properties.
The following non-cash transaction took place during the year ended June 30, 2003:
•	Treasury stock was issued to acquire oil and gas properties for $738,038.

•	Asset retirement obligations estimated at $91,741 were settled on the sale of the associated oil and gas properties.

•	Asset retirement obligations estimated at $64,393 were recorded upon the development of oil and gas properties.

WINWELL RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005, 2004 AND 2003
NOTE M — SUBSEQUENT EVENTS
On September 21, 2006, the Company sold all non-core oil and gas properties to Winwell, L.L.C., a related party. These properties included all wells located Arkansas, Michigan, Texas, Mississippi, offshore Gulf of Mexico leases, and certain properties in Louisiana. Proceeds from this sale were $23,432,000.
On December 14, 2005, the Company entered into a definitive purchase and sale agreement with Petrohawk Energy Corporation to sell all of the shares of common stock of the Company. This sale was closed on January 27, 2006. Proceeds generated from the sale were approximately $208,000,000, which consisted of a purchase price of $175,000,000 and a working capital adjustment of approximately $34,000,000.
No modifications have been made to the consolidated financial statements as of or for the years ended June 30, 2005, 2004 or 2003 as a result of these transactions.